                                                                    EXHIBIT 5.1


                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                 JUNE 12, 1996

            (714) 451-3800                          C 51286-00023

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, CA 92121

            Re:  Registration Statement on Form S-3
                 (Registration No. 333-04943)

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 31, 1996 (Registration No. 333-04943), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 3,450,000 shares of the Company's common stock, par value $.01 per share (the "Shares") to be issued by the Company in connection with its proposed public offering (the "Offering") as described in the Registration Statement.

          As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Shares and the sale thereof by the Company. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Commission of an order declaring the Registration Statement effective, it is our opinion that the Shares, when issued and paid for pursuant to the Registration Statement (and pertinent exhibits thereto) will be validly issued, fully paid and nonassessable.

GIBSON, DUNN & CRUTCHER LLP

La Jolla Pharmaceutical Company
June 12, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                         Very truly yours,


                                         GIBSON, DUNN & CRUTCHER LLP